Exhibit 23.2

Consent of Independent Public Accounting Firm

The Board of Directors

USANA Health Sciences, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-02934, 333-02860, 333-96645, 333-128103, and 333-133385) of USANA Health Sciences, Inc. of our report dated September 30, 2010, with respect to the balance sheets of Pet Lane, Inc. as of December 31, 2009 and 2008 which is included in this Form 8-K/A.

/s/  Comyns, Smith, McCleary & Deaver, LLP

Lafayette, California

September 30, 2010